     As filed with the Securities and Exchange Commission on April 24, 1998
                            Registration No. 33-95630
                      ------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                      ------------------------------------

                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                      ------------------------------------

                                  MINIMED INC.
               (Exact Name of Registrant as Specified in Charter)

          Delaware                                             95-4408171
(State or Other Jurisdiction of                            (I.R.S. Employer
Incorporation or Organization)                            Identification No.)

                             12744 San Fernando Road
                            Sylmar, California 91342
                    (Address of Principal Executive Officers)

     1994 Second Amended and Restated Stock Incentive Plan of MiniMed, Inc.
                            (Full Title of the Plan)

                                 ERIC S. KENTOR
                         Senior Vice President , General
                              Counsel and Secretary
                                  MINIMED INC.
                             12744 San Fernando Road
                            Sylmar, California 91342
                     (Name and Address of Agent for Service)

                                 (818) 362-5958
          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE
       ======================================================================================
                                                 Proposed        Proposed
             Title of                            Maximum         Maximum
            Securities           Amount          Offering       Aggregate       Amount of
              To Be               To Be         Price Per        Offering      Registration
            Registered         Registered       Share (1)         Price            Fee
       --------------------- ---------------- --------------- --------------- ---------------
       Common Stock             1,000,000        $49.687       $49,687,000      $14,657.67
       --------------------- ---------------- --------------- --------------- ---------------
       Preferred Stock
       Purchase Rights (2)                                                         ---
       ======================================================================================

(1) Based upon on the average of the high and low price of the Company's Common Stock in the Nasdaq Stock Market's National Market System on April 20, 1998, in accordance with Rule 457(c) and (h).

(2) The Preferred Stock Purchase Rights are issuable with each share of Common Stock registered hereby without separate consideration and, until the occurrence of certain events, trade in tandem with the Common Stock and are evidenced by the same stock certificates.

           The Exhibit Index appears on sequentially numbered page 5.

Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement filed by MiniMed Inc. (the "Company") under Registration Number 33-95630 with respect to securities offered pursuant to the Company's 1994 Second Amended and Restated Stock Incentive Plan, as amended, are hereby incorporated by reference herein, and the opinions and consents listed below are annexed hereto:

Exhibit Number        Description
--------------        -----------
        4.1           MiniMed Inc. 1994 Second Amended and Restated Stock
                      Incentive Plan

        5.1           Opinion of Counsel

        23.1          Consent of Independent Auditors

        23.2          Consent of Counsel (included in Exhibit 5)

        24.1          Power of Attorney (Incorporated by reference to exhibit
                      25.1 to the Registration Statement on Form S-8 filed by the Company on August 9, 1995, registration no. 33-95630).

                                   SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sylmar, state of California on this twenty-third day of April, 1998.

                                    MINIMED INC.

Date: April 23,1998                 By:  /s/ Alfred E. Mann
                                       -----------------------------------------
                                             Alfred E. Mann
                                    Chairman of the Board and Chief Executive
                                    Officer (Principal Executive Officer)

Date: April 23,1998                 By:   /s/ Kevin R. Sayer
                                       -----------------------------------------
                                              Kevin R. Sayer
                                    Senior Vice President, Finance
                                    and Chief Financial Officer
                                    (Principal Financial and Accounting Officer)


        Pursuant to the requirements of the Securities Act of 1933, this registration and statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                                   TITLE                       DATE
---------                                   -----                       ----
/s/     ALFRED E. MANN              Director, Chairman of the           April 23,1998
----------------------------        Board and Chief Executive
Alfred E. Mann                      Officer (Principal Executive
                                    Officer)


/s/     KEVIN R. SAYER              Senior Vice President,              April 23,1998
----------------------------        Finance and Chief Financial
Kevin R. Sayer                      Officer (Principal Financial
                                    and Accounting Officer)


/s/     DAVID CHERNOF, M.D.*        Director                            April 23,1998
----------------------------
David Chernof, M.D.


/s/     WILLIAM R. GRANT*           Director                            April 23,1998
----------------------------
William R. Grant


/s/     DAVID MACCALLUM*            Director                            April 23,1998
----------------------------
David MacCallum


/s/ THOMAS R. TESTMAN*              Director                            April 23,1998
----------------------------
Thomas R. Testman


* Executed by Alfred E. Mann as attorney-in-fact.

                                  EXHIBIT INDEX


Exhibit Number        Description
--------------        -----------
        4.1           MiniMed Inc. 1994 Second Amended and Restated Stock
                      Incentive Plan

        5.1           Opinion of Counsel

        23.1          Consent of Independent Auditors

        23.2          Consent of Counsel (included in Exhibit 5)

        24.1          Power of Attorney (Incorporated by reference to exhibit
                      25.1 to the Registration Statement on Form S-8 filed by the Company on August 9, 1995, registration no. 33-95630).